As filed with the Securities and Exchange Commission on December 1, 2011

Registration File No. 33-17376

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Total System Services, Inc.

(Exact name of each registrant as specified in its charter)

Georgia	58-1493818
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One TSYS Way

Columbus, Georgia 31901

(706) 649-2310

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Total System Services, Inc. Director Stock Purchase Plan

(Full title of the Plan)

Kathleen Moates

Senior Deputy General Counsel

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

(706) 649-2310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

The purpose of this Post-Effective Amendment No. 1 is to deregister any shares and plan participation interests remaining under the Registration Statement on Form S-8 (Registration No. 33-17376) previously filed by Total System Services, Inc. (the “Company”) on September 23, 1987 with the Securities and Exchange Commission, pertaining to the registration of shares of the Company’s common stock, par value $.10 per share, and plan participation interests offered to directors of the Company pursuant to the Total System Services, Inc. Director Stock Purchase Plan (“Plan”). The Plan has been terminated by the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, state of Georgia, on the 1st day of December, 2011.

TOTAL SYSTEM SERVICES, INC.

By:	/s/ Philip W. Tomlinson
Philip W. Tomlinson, Principal Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-17376 has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Philip W. Tomlinson	Date: December 1, 2011
Philip W. Tomlinson, Chief Executive Officer and
Chairman of the Board of Directors
(Principal Executive Officer)

/s/ M. Troy Woods	Date: December 1, 2011
M. Troy Woods,
President and Director

/s/ James B. Lipham	Date: December 1, 2011
James B. Lipham,
Senior Executive Vice President,
Chief Financial Officer
(Principal Financial Officer)

/s/ Dorenda K. Weaver	Date: December 1, 2011
Dorenda K. Weaver,
Chief Accounting Officer
(Principal Accounting Officer)

Date:
James H. Blanchard,
Director

/s/ Richard Y. Bradley	Date: December 1, 2011
Richard Y. Bradley, Director

/s/ Kriss Cloninger III	Date: December 1, 2011
Kriss Cloninger III,
Director

/s/ Walter W. Driver, Jr.	Date: December 1, 2011
Walter W. Driver, Jr.,
Director

/s/ Gardiner W. Garrard, Jr.	Date: December 1, 2011
Gardiner W. Garrard, Jr.,
Director

/s/ Sidney E. Harris	Date: December 1, 2011
Sidney E. Harris,
Director

/s/ Mason H. Lampton	Date: December 1, 2011
Mason H. Lampton,
Director

/s/ H. Lynn Page	Date: December 1, 2011
H. Lynn Page,
Director

/s/ W. Walter Miller, Jr.	Date: December 1, 2011
W. Walter Miller, Jr.,
Director

/s/ John T. Turner	Date: December 1, 2011
John T. Turner,
Director

/s/ Richard W. Ussery	Date: December 1, 2011
Richard W. Ussery,
Director

/s/ James D. Yancey	Date: December 1, 2011
James D. Yancey,
Director

/s/ Rebecca K. Yarbrough	Date: December 1, 2011
Rebecca K. Yarbrough,
Director